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                                                                   EXHIBIT 10.27

                FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
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            This First Amendment to Purchase and Sale Agreement (this
"Amendment") is entered into as of May 17, 1995, by and between WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust ("Buyer"), and ROTHSCHILD PROPERTY INVESTORS L.P., a Delaware limited partnership ("Seller").

        WHEREAS, Buyer and Seller have entered into that certain Purchase and Sale Agreement, dated as of March 28, 1995 (the "Agreement"); and

        WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

        NOW, THEREFORE, for and in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Paragraph 2(a) of the Agreement shall be amended to read in its entirety as follows:

        (a) Purchase Price: The term "WRI Shares" means common shares of beneficial interest par value $0.03 per share, of Buyer (frequently referred to as "common stock"). The Purchase Price for the Property shall be 162,500 WRI Shares, which shall be fully paid and nonassessable and shall be registered for resale by Seller under the Securities Act of 1933 as provided herein and shall be listed on the New York Stock Exchange. The WRI Shares which constitute the Purchase Price are herein referred to as the "Subject WRI Shares". If the Closing occurs, then Seller covenants and agrees that it shall not sell or transfer any beneficial interest in, or otherwise dispose of any Subject WRI Shares, other than pursuant to (i) Rule 144 of the General Rules and Regulations (the "Regulations") under the Securities Act of 1933 (the "1933 Act"); (ii) an exemption from registration under the 1933 Act determined to be available in the opinion of counsel acceptable to Buyer, or (iii) the Shelf Registration (as defined below).

            In addition to any legends that may be necessary to reflect restrictions on transfer that may exist (A) pursuant to Rule 144 under the 1933 Act by virtue of Seller owning a sufficient number of WRI Shares to be classified as an "affiliate" of Buyer or (B) pursuant to the applicable provisions of Buyer's Declaration of Trust (which, in order to enable Buyer to maintain its status as a real estate investment trust under the provisions of the Internal Revenue Code, limit persons to ownership of no more than 9.8% of the outstanding WRI Shares), the following legend shall be placed on all certificates representing ownership of Subject WRI Shares, until such shares have been transferred in accordance with the provisions hereof:

             "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold or transferred unless the sale of such shares is registered under said Act or the shares are sold pursuant to Rule 144 or, in the opinion of counsel acceptable to Weingarten Realty Investors, an exemption from registration is available."

        A stop transfer order shall be entered with the transfer agent of Buyer against the transfer of Subject WRI Shares, except in compliance with this Paragraph 2(a).

        It is a condition precedent to the obligation of Seller to close the transaction contemplated by this Agreement that on or prior to the Closing Date, a registration statement covering all of the Subject WRI Shares (the "Shelf
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Registration") shall be declared effective under the 1933 Act. In connection therewith, Buyer agrees to provide to Seller an officer's certificate at Closing affirming that the Shelf Registration has been declared and remains effective under the 1933 Act. The Shelf Registration shall effect registration of the Subject WRI Shares for resale by Seller in the manner or manners designated by it (including, without limitation, by a pledgee or through one or more underwritten offerings). Buyer shall use its reasonable best efforts to keep the Shelf Registration continuously effective under the 1933 Act until the second anniversary of the Closing Date (the "Effectiveness Period"), or for such shorter period as ends when (A) all Subject WRI Shares covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration, or (B) Seller delivers to Buyer a Put Notice (as hereinafter defined); provided, however, that with respect to such Shelf Registration Buyer may (no more than twice during any twelve (12) month period and for a period not to exceed thirty (30) days on any one occasion, and not in any event to exceed forty-five (45) days in the aggregate) suspend use of such Shelf Registration at any time if the continued effectiveness thereof would require Buyer to disclose a material financing, acquisition or other transaction, which disclosure the Board of Trust Managers of Buyer shall have determined in good faith is not in the best interests of Buyer and its shareholders. Buyer shall promptly provide Seller with notice of any such suspension, and Seller shall keep any information relating to such suspension confidential. Such notice shall indicate the duration of any suspension. Buyer shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration or if required by the 1933 Act or the Regulations, or if reasonably requested by Seller or by any underwriter of the Subject WRI Shares. In connection with the registration of any Subject WRI Shares pursuant to this Paragraph 2(a), Buyer shall use reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Subject WRI Shares for sales in any jurisdiction, and, if any such order is issued, Buyer will use reasonable best efforts to obtain the withdrawal of any such order. Buyer shall also use reasonable best efforts: (x) to register or qualify, and to cooperate with Seller, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Subject WRI Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as Seller, or the managing underwriters, if any, reasonably request in writing; (y) to keep each such registration or qualification (or exemption therefrom) effective during the period the Shelf Registration is required to be kept effective and (z) to do such other things as are reasonably necessary to enable the disposition in such jurisdictions of the Subject WRI Shares covered by the applicable registration statement; provided, however, that Buyer shall not be required to (M) qualify generally to do business in any jurisdiction where it is not then so qualified, (N) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, or
(O) subject itself to taxation in any such jurisdiction.

          Buyer shall cooperate with Seller and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Subject WRI Shares to be sold, which certificates shall not bear any restrictive legends (other than the restrictions, if any, that may exist because of ownership by Seller of other WRI Shares, e.g., restrictions on transfer that may exist (A) pursuant to Rule 144 under the 1933 Act by virtue of Seller's owning a sufficient number of WRI Shares to be classified as an "affiliate" of Buyer, or (B) pursuant to the applicable provisions of Buyer's Declaration of Trust which, in order to enable WRI to maintain its status as a real estate investment trust under the provisions of the Internal Revenue Code, limit persons to ownership of no more than 9.8% of the outstanding WRI Shares) and shall be in a form eligible for deposit with The Depositary Trust Company; and enable such Subject WRI Shares to be in such

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    denominations and registered in such names as the managing underwriters, if any, or Seller may reasonably request.

          Except as set forth in the following paragraph, Buyer shall pay all reasonable fees and expenses incident to the performance of or compliance with this Paragraph 2(a), including, but not limited to: (A) all registration and filing fees (including, without limitation, (I) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (II) fees and expenses of compliance with the state securities or Blue Sky laws, including, without limitation, reasonable fees and disbursements of counsel for Buyer but not counsel for the underwriters or Seller in connection with Blue Sky qualifications of the Subject WRI Shares), (B) printing expenses (including expenses of printing certificates for Subject WRI Shares in a form eligible for deposit with The Depositary Trust Company and printing prospectuses), (C) all other fees and disbursements of counsel for Buyer, (D) fees and disbursements of all independent certified public accountants for Buyer, (E) internal expenses of Buyer (including all salaries and expenses of officers and employees of Buyer performing legal or accounting duties), and (F) the fees and expenses incurred by Buyer in connection with the listing of the securities to be registered on any securities exchange.

          Seller shall pay all underwriting discounts, commissions and charges or broker's commissions and charges incurred in connection with the sale or other disposition of Subject WRI Shares for or on behalf of Seller's account and all fees and expenses of legal counsel for Seller. Buyer shall, at the request of Seller, upon receipt from such Seller of evidence reasonably satisfactory to Buyer (A) that Seller has held such Subject WRI Shares for a period of not less than two (2) consecutive years, and (B) that Seller has not been an affiliate (as defined in Rule 144) of Buyer for more than the ninety (90) preceding days, remove from the stock certificates representing the Subject WRI Shares that portion of any restrictive legend which relates to the registration provisions of the 1933 Act.

        2. A new section 8(a)(xx) shall be added to the Agreement to read in its entirety as follows:

          The Subject WRI Shares are being acquired by Seller for investment and not with a view to the distribution or resale thereof except in compliance with the 1933 Act. Seller represents and warrants that it is able to fend for itself in the transactions contemplated hereby, is knowledgeable and experienced in business and financial matters and capable of evaluating the merits and risks of the investment in the Subject WRI Shares and is able to bear the economic risk of loss of its investment in the Subject WRI Shares.


        3. This Amendment may be executed in counterparts and, as executed, shall constitute one agreement binding on all of the parties hereto notwithstanding that all said parties are not signatory to the original or same counterpart.

        4. A facsimile, telecopy or other reproduction of this Amendment may be executed by the parties and shall be considered valid, binding and effective for all purposes. At the request of any party hereto, the parties agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction.

        5. Unless otherwise herein defined, capitalized terms used in this Amendment shall have the same meanings as ascribed to such terms in the Agreement.

        6. Except as herein amended, the Agreement shall remain valid and subsisting in accordance with its terms. In the event of any conflict or inconsistency between this Amendment and the Agreement, the provisions of this Amendment shall govern and control.

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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                      WEINGARTEN REALTY INVESTORS



                                      By:    _______________________________
                                      Name:  M. Candace DuFour
                                      Title: Vice President/Acquisitions

                                                                         "BUYER"


                                      ROTHSCHILD PROPERTY INVESTORS L.P.

                                      By: PROPERTY ASSOCIATES II, L.P., a
                                          Delaware limited partnership, its
                                          General Partner

                                      By: ROTHSCHILD NORTH AMERICA INC.,
                                          a Delaware corporation, its General
                                          Partner



                                      By: __________________________________
                                          James E. Quigley III, who is Attorney-
                                          in-Fact for John D. McGurk, who is
                                          Attorney-in-Fact for Rothschild
                                          North America Inc., General
                                          Partner of Property Associates II,
                                          L.P., General Partner of Rothschild
                                          Property Investors L.P.

                                                                        "SELLER"

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